Hyundai Auto Receivables Trust 2004-A
Monthly Servicing Report

Collection Period	January, 2005
Distribution Date	02/15/05
Transaction Month	5
30/360 Days	30
Actual/360 Days	28

I. ORIGINAL DEAL PARAMETERS

Cut off Date:	July 31, 2004
Closing Date:	September 1, 2004

	Dollars	Units	WAC	WAM
Original Pool Balance:	$807,850,711.24	48,534	7.060%	58.76

	Dollar Amount	% of Pool	Coupon Rate	Final Payment Date
Class A-1 Notes	$155,000,000.00	19.167%	1.78125%	September 15, 2005
Class A-2 Notes	$215,000,000.00	26.594%	2.36000%	September 15, 2007
Class A-3 Notes	$188,000,000.00	23.252%	2.97000%	May 15, 2009
Class A-4 Notes	$ 92,100,000.00	11.381%	3.54000%	August 15, 2011
Class B Notes	$ 36,500,000.00	4.498%	3.46000%	August 15, 2011
Class C Notes	$ 26,900,000.00	3.310%	3.36000%	August 15, 2011
Class D Notes	$ 32,800,000.00	4.040%	4.10000%	August 15, 2011

Total Securities	$746,300,000.00	92.241%
Overcollateralization	$ 23,043,718.45	2.995%
YSOA	$ 38,506,992.79	4.767%

Total Original Pool Balance	$807,850,711.24	100.00%

II. POOL BALANCE AND PORTFOLIO INFORMATION

	Beginning of Period		Ending of Period		Change

	Balance	Pool Factor	Balance	Pool Factor
Class A-1 Notes	$ 49,147,046.72	0.3170777	$ 28,642,334.65	0.1847893	$20,504,712.07
Class A-2 Notes	$215,000,000.00	1.0000000	$215,000,000.00	1.0000000	$—
Class A-3 Notes	$188,000,000.00	1.0000000	$188,000,000.00	1.0000000	$—
Class A-4 Notes	$ 92,100,000.00	1.0000000	$ 92,100,000.00	1.0000000	$—
Class B Notes	$ 36,500,000.00	1.0000000	$ 36,500,000.00	1.0000000	$—
Class C Notes	$ 26,900,000.00	1.0000000	$ 26,900,000.00	1.0000000	$—
Class D Notes	$ 32,800,000.00	1.0000000	$ 32,800,000.00	1.0000000	$—

Total Securities	$640,447,046.72	0.8581630	$619,942,334.65	0.8306878	$$20,504,712.07

Weighted Avg. Coupon (WAC)	7.00%		6.98%
Weighted Avg. Remaining Maturity (WARM)	54.02		53.05
Pool Receivables Balance	$710,542,345.34		$690,568,782.13
Remaining Number of Receivables	45,980		45,403

Adjusted Pool Balance	$677,184,419.66		$658,444,471.86

III. COLLECTIONS

Principal:
Principal Collections	$18,218,372.05
Repurchased Contract Proceeds Related to Principal	—
Liquidation Proceeds	$—
Recoveries from Prior Month Charge-Offs	$174,468.34

Total Principal Collections	$18,392,840.39

Interest:
Interest Collections	$4,214,349.09
Late Fees & Other Charges	$77,778.11
Interest on Repurchase Principal	$—

Total Interest Collections	$4,292,127.20

Collection Account Interest	$33,635.25
Reserve Account Interest	$10,187.02

Total Collections	$22,728,789.86

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Hyundai Auto Receivables Trust 2004-A
Monthly Servicing Report

Collection Period	January, 2005
Distribution Date	02/15/05
Transaction Month	5
30/360 Days	30
Actual/360 Days	28

IV. DISTRIBUTIONS

Total Collections	$22,728,789.86
Reserve Account Release	$—
Reserve Account Draw	$—

Total Available for Distribution	$$22,728,789.86

	Amount Due	Amount Paid
1. Servicing Fee @1.00%:
Servicing Fee Due	$592,118.62	$592,118.62	$592,118.62

Collection Account Interest			$33,635.25
Late Fees & Other Charges			$77,778.11

Total due to Servicer			$703,531.98
2. Class A Noteholders Interest:
Class A-1 Notes	$68,089.14	$68,089.14
Class A-2 Notes	$422,833.33	$422,833.33
Class A-3 Notes	$465,300.00	$465,300.00
Class A-4 Notes	$271,695.00	$271,695.00

Total Class A interest:	$1,227,917.47	$1,227,917.47	$1,227,917.47

3. First Priority Principal Distribution:	$—	$—	$—

4. Class B Noteholders Interest:	$105,241.67	$105,241.67	$105,241.67

5. Second Priority Principal Distribution:	$—	$—	$—

6. Class C Noteholders Interest:	$75,320.00	$75,320.00	$75,320.00

7. Third Priority Principal Distribution:	$—	$—	$—

8. Class D Noteholders Interest:	$112,066.67	$112,066.67	$112,066.67

Available Funds Remaining:			$20,504,712.07

9. Regular Principal Distribution Amount:			$20,504,712.07

	Distibutable Amount	Paid Amount
Class A-1 Notes		$20,504,712.07
Class A-2 Notes		$—
Class A-3 Notes		$—
Class A-4 Notes		—

Class A Notes Total:	$137,973,606.74	$20,504,712.07
Class B Notes Total:	$48,643,769.81	$—
Class C Notes Total:	$52,002,663.99	$—
Class D Notes Total:	$14,987,787.37	$—

Total Noteholders Principal		$20,504,712.07

10. Available Amounts Remaining to reserve account			0.00

11. Trust Fees and Expenses			0.00

12. Remaining Available Collections Released to Cetificateholder			0.00

V. YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)

Beginning Period Required Amount	$33,357,925.68
Beginning Period Amount	$33,357,925.68
Current Period Amortization	$ 1,233,615.41
Ending Period Required Amount	$32,124,310.27
Ending Period Amount	$32,124,310.27
Next Distribution Date Required Amount	$30,912,401.46

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Hyundai Auto Receivables Trust 2004-A
Monthly Servicing Report

Collection Period	January, 2005
Distribution Date	02/15/05
Transaction Month	5
30/360 Days	30
Actual/360 Days	28

VI. RESERVE ACCOUNT

Beginning Period Required Amount	$5,770,077.89
Beginning Period Amount	$5,770,077.89
Current Period Release to Collection Account	$—
Current Period Deposit	0.00
Current Period Release to Depositor	$—
Ending Period Required Amount (0.75% of APB of cut-off date)	$5,770,077.89
Ending Period Amount	$5,770,077.89

VII. OVERCOLLATERALIZATION

	Beginning	Ending	Target
Overcollateralization Amount	$36,737,372.94	$38,502,137.21	$53,489,924.58
Overcollateralization as a % of Original Pool	4.55%	4.77%	6.62%
Overcollateralization as a % of Current Pool	5.32%	5.58%	7.75%

VIII. DELINQUENCY AND NET LOSS ACTIVITY

	Units Percent	Units	Dollars Percent	Dollar Amount
Current	97.22%	44,141	97.40%	$672,641,788.14
30 - 59 Days	2.09%	948	1.97%	$13,612,896.21
60 - 89 Days	0.52%	234	0.49%	$3,363,073.74
90 + Days	0.18%	80	0.14%	$951,024.04

		45,403		$690,568,782.13
Total
Delinquent Receivables 60 + days past due	0.69%	314	0.62%	$4,314,097.78
Delinquency Ratio 60+ for 1st Preceding Collection Period	0.70%	323	0.60%	$4,268,004.51
Delinquency Ratio 60+ for 2nd Preceding Collection Period	0.67%	311	0.55%	$4,047,407.70

Three-Month Average Delinquency Ratio	0.69%		0.59%

Repossession in Current Period				117
Repossession Inventory				164

Charge-Offs
Gross Principal of Charge-Off for Current Period				$1,755,191.16
Recoveries for Current Period				$—
Recoveries on Previous Charge-off Contracts				$(174,468.34)

Net Charge-offs for Current Period				$1,580,722.82

Average Pool Balance for Current Period				$700,555,563.74

Net Loss Ratio				2.71%
Net Loss Ratio for 1st Preceding Collection Period				2.70%
Net Loss Ratio for 2nd Preceding Collection Period				1.91%

Three-Month Average Net Loss Ratio for Current Period				2.44%

Cumulative Net Losses for All Periods				$5,035,437.53
Cumulative Net Losses as a % of Initial Pool Balance				0.62%

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of January 31, 2005, in accordance with the Sale and Servicing Agreement dated as of September 1, 2004, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.

HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER

By:	/s/ David A. Hoeller

Name:	David A. Hoeller
Title:	Vice President, Finance
Date:	February 10, 2005

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